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                                                                     EXHIBIT 4.5

               AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT

         This Registration Rights Agreement (this "Agreement") is made and entered into as of August 7, 2003 among GTX, INC., a Tennessee corporation (the "Company"), and MEMPHIS BIOMED VENTURES I, L.P., a Delaware limited partnership (the "Purchaser").

         This Agreement is being entered into pursuant to that certain purchase agreement dated as of the date hereof between the Company, the Purchaser and the other purchasers set forth therein (the "Purchase Agreement") pursuant to which the Purchaser is acquiring shares of the Company's Series E Preferred Stock (as hereinafter defined).

         The Company and the Purchaser hereby agree as follows:

         1.       Definitions.

                  (a) Capitalized terms used and not otherwise defined herein shall have the meanings given such terms in the Purchase Agreement. As used in this Agreement, the following terms shall have the following meanings:

         "Advice" shall have the meaning set forth in Section 4(c).

         "Affiliate" means, with respect to any Person, any other Person that directly or indirectly controls or is controlled by or under common control with such Person. For the purposes of this definition, "control," when used with respect to any Person, means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise; and the terms of "affiliated," "controlling" and "controlled" have meanings correlative to the foregoing.

         "Business Day" means any day except Saturday, Sunday and any day which shall be a legal holiday or a day on which banking institutions in the State of Tennessee generally are authorized or required by law or other government actions to close.

         "Commission" means the Securities and Exchange Commission.

         "Common Stock" means the Company's common stock, no par value per share.

         "Exchange" means, at any time and from time to time hereafter, any securities exchange, automated interdealer quotation system or other over-the-counter market on which any of the Company's securities are listed or regularly traded or quoted.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         "Holder" or "Holders" means the holder or holders, as the case may be, from time to time of Registrable Securities.

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         "Hyde Holders" means the holders of the Hyde Registrable Securities.

         "Hyde Registrable Securities" means the "Registrable Securities" as defined in the Hyde Registration Rights Agreement.

         "Hyde Registration Rights Agreement" means that certain registration rights agreement between the Company and J.R. Hyde, III, dated as of the date of this Agreement.

         "Indemnified Party" shall have the meaning set forth in Section 6(c).

         "Indemnifying Party" shall have the meaning set forth in Section 6(c).

         "Losses" shall have the meaning set forth in Section 6(a).

         "Oracle Holders" means the holders of the Oracle Registrable
Securities.

         "Oracle Registrable Securities" means the "Registrable Securities" as defined in the Oracle Registration Rights Agreement.

         "Oracle Registration Rights Agreement" means that certain registration rights agreement between the Company and Oracle Partners, L.P., dated as of the date of this Agreement.

         "Other Securities" has the meaning set forth in Section 2(a).

         "Person," whether or not capitalized, means a natural person, corporation, partnership, trust, incorporated or unincorporated association, joint venture, partnership (including a limited partnership), limited liability company, joint stock company, government (or an agency or political subdivision thereof) or other entity of any kind.

         "Proceeding" means an action, claim, suit, investigation or proceeding (including, without limitation, an investigation or partial proceeding, such as a deposition), whether commenced or threatened.

         "Prospectus" means the prospectus included in a registration statement (including, without limitation, a prospectus that includes any information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A promulgated under the Securities Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by the registration statement, and all other amendments and supplements to the Prospectus, including post-effective amendments, and all material incorporated by reference in such Prospectus.

         "Purchase Agreement" as the meaning set forth in the second introductory paragraph of this Agreement.

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         "Purchaser Stock" means (i) Series D Preferred Stock issued to
Purchaser pursuant to that certain purchase agreement, dated as of July 17, 2002, by and among the Company, Oracle Partners, L.P., Oracle Institutional Partners, L.P., J. R. Hyde, III, and the Purchaser; (ii) Series E Preferred Stock issued to the Purchaser pursuant to the Purchase Agreement; and (iii) any security issued as a dividend to a beneficial owner of the preferred stock identified in subsections (i) and (ii).

         "Registrable Securities" means (i) the shares of Common Stock now or at any time hereafter issuable upon conversion of the Purchaser Stock and (ii) any other securities which may hereafter become receivable by the Holders upon conversion of the Purchaser Stock, including any dividend or other distribution with respect to, conversion or exchange of, or in replacement of, Registrable Securities.

         "Rule 144" means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

         "Rule 158" means Rule 158 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

         "Rule 415" means Rule 415 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

         "Securities Act" means the Securities Act of 1933, as amended.

         "Series D Preferred Stock" means the 8% Series D Cumulative Convertible Preferred Stock of the Company.

         "Series E Preferred Stock" means the 8% Series E Cumulative Convertible Preferred Stock of the Company.

                  (b) Use of the singular or of the plural shall be construed to include both the singular and the plural unless the context clearly indicates that only the singular or only the plural is intended. Use of any gender shall be construed to include all other genders unless the context clearly indicates that less than all the genders is intended.

         2.       Piggyback Registration Rights.

                  (a) Except as provided in Section 2(b) below, if, at any time when there is not an effective registration statement covering the Registrable Shares, the Company shall determine to prepare and file with the Commission a registration statement relating to an offering for its own account or the account of others under the Securities Act of any of its equity securities ("Other Securities"), other than on Form S-4 or Form S-8 (each as promulgated under the Securities Act) or its then equivalents relating to equity securities to be issued solely in connection with any acquisition of any entity or business or equity securities issuable in

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connection with stock option or other employee benefit plans, then the Company shall send to each Holder of Registrable Securities written notice of such determination and, if within thirty (30) days after receipt of such notice, any such Holder shall so request in writing (which request shall specify the number of Registrable Securities intended to be disposed of by the Holders), the Company will cause the registration under the Securities Act of all Registrable Securities which the Company has been so requested to register by the Holders, to the extent requisite to permit the disposition of the Registrable Securities so to be registered, provided, however, that if at any time after giving written notice of its intention to register Other Securities and prior to the effective date of the registration statement filed in connection with such registration, the Company shall determine for any reason not to register or to delay registration of the Other Securities, the Company may, at its election, give written notice of such determination to such Holders and, thereupon, (i) in the case of a determination not to register, shall be relieved of its obligation to register any Registrable Securities in connection with such registration (but not from its obligation to pay expenses in accordance with Section 5 hereof), and (ii) in the case of a determination to delay registering, shall be permitted to delay registering any Registrable Securities being registered pursuant to this Section 2(a) for the same period as the delay in registering the Other Securities. The Company shall include in such registration statement all or any part of the Registrable Securities which a Holder requests to be registered; provided, however, that the Company shall not be required to register any Registrable Securities pursuant to this Section 2(a) that are eligible for sale pursuant to Rule 144(k) of the Securities Act. In the case of an underwritten public offering, if the managing underwriter(s) or underwriter(s) should reasonably object to the inclusion of the Registrable Securities in such registration statement, or if the Company after consultation with the managing underwriter should reasonably determine that the inclusion of such Registrable Securities would materially adversely affect the offering contemplated in such registration statement, and based on such determination recommends inclusion in such registration statement of fewer or none of the Registrable Securities of the Holders, then (x) the number of Registrable Securities of the Holders included in such registration statement shall be reduced pro-rata among such Holders, any Hyde Holders and any Oracle Holders seeking respectively to register Registrable Securities, Hyde Registrable Securities or Oracle Registrable Securities, or (y) none of the Registrable Securities, Hyde Registrable Securities or Oracle Registrable Securities shall be included in such registration statement, if the Company after consultation with the underwriter(s) recommends the inclusion of none of such Registrable Securities, Hyde Registrable Securities or Oracle Registrable Securities; provided, however, that, in either case, except as set forth below, if securities are being offered for the account of other persons or entities as well as the Company, such reduction shall not represent a greater fraction of the number of Registrable Securities intended to be offered by the Holders than the fraction of similar reductions imposed on such other persons or entities (other than the Company).

                  (b) If, at any time when there is not an effective registration statement covering the Registrable Shares, the Company is required to prepare and file with the Commission a registration statement pursuant to the Hyde Registration Rights Agreement or the Oracle Registration Rights Agreement, then the Company shall send to each Holder of Registrable Securities written notice of such requirement and, if within thirty (30) days after receipt of such notice, any such Holder shall so request in writing (which request shall specify the number of Registrable Securities intended to be disposed of by the Holders), the Company will cause the registration under the Securities Act of all Registrable Securities which the

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Company has been so requested to register by the Holders, to the extent requisite to permit the disposition of the Registrable Securities so to be registered. The Company shall include in such registration statement all or any part of the Registrable Securities which a Holder requests to be registered; provided, however, that the Company shall not be required to register any Registrable Securities pursuant to this Section 2(b) that are eligible for sale pursuant to Rule 144(k) of the Securities Act. In the case of an underwritten public offering, if the Company after consultation with the managing underwriter should reasonably determine that the inclusion of such Registrable Securities would materially adversely affect the offering contemplated in such registration statement, and based on such determination recommend inclusion in such registration statement of fewer or none of the Registrable Securities, then the number of Registrable Securities included in such registration statement shall be reduced in accordance with the Hyde Registration Rights Agreement or the Oracle Registration Rights Agreement, as applicable.

         3. Registration Procedures. In connection with the Company's registration obligations pursuant to Section 2 hereof, the Company shall:

                  (a) (i) Prepare and file with the Commission such amendments, including post-effective amendments, to the registration statement as may be necessary to keep the registration statement continuously effective as to the applicable Registrable Securities; (ii) cause the related Prospectus to be amended or supplemented by any required Prospectus supplement, and as so supplemented or amended to be filed pursuant to Rule 424 (or any similar provisions then in force) promulgated under the Securities Act; and (iii) respond as promptly as practicable to any comments received from the Commission with respect to the registration statement or any amendment thereto.

                  (b) Notify the Holders of Registrable Securities to be sold as promptly as possible but in no event less than five (5) Business Days prior to such filing, and confirm such notice in writing no later than one (1) Business Day following the day when a Prospectus or any Prospectus supplement or post-effective amendment to the registration statement: (A) is proposed to be filed; (B) when the Commission notifies the Company whether there will be a "review" of such registration statement and whenever the Commission comments in writing on such registration statement; and (C) with respect to the registration statement or any post-effective amendment, when the same has become effective, and during the Effectiveness Period, (i) of any request by the Commission or any other federal or state governmental authority for amendments or supplements to the registration statement or Prospectus or for additional information; (ii) of the issuance by the Commission of any stop order suspending the effectiveness of the registration statement covering any or all of the Registrable Securities or the initiation of any Proceedings for that purpose; (iii) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction, or the initiation or threatening of any Proceeding for such purpose; and (iv) of the occurrence of any event that makes any statement made in the registration statement or Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires any revisions to the registration statement, Prospectus or other documents so that, in the case of the registration statement or the Prospectus, as the case may be, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or

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necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                  (c) Use its best efforts to avoid the issuance of, or, if issued, obtain the withdrawal of, (i) any order suspending the effectiveness of the registration statement or (ii) any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction, at the earliest practicable moment.

                  (d) If requested by the Holders of a majority in interest of the Registrable Securities, (i) promptly incorporate in a Prospectus supplement or post-effective amendment to the registration statement such information as the Company reasonably agrees should be included therein and (ii) make all required filings of such Prospectus supplement or such post-effective amendment as soon as practicable after the Company has received notification of the matters to be incorporated in such Prospectus supplement or post-effective amendment.

                  (e) Furnish to each Holder without charge, at least one conformed copy of each registration statement and each amendment thereto, including financial statements and schedules, all documents incorporated or deemed to be incorporated therein by reference, and all exhibits to the extent requested promptly after the filing of such documents with the Commission.

                  (f) Promptly deliver to each Holder, without charge, as many copies of the Prospectus or Prospectuses (including each form of prospectus) and each amendment or supplement thereto as such Persons may reasonably request.

                  (g) Prior to any public offering of Registrable Securities, use its best efforts to register or qualify or cooperate with the selling Holders in connection with the registration or qualification (or exemption from such registration or qualification) of such Registrable Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions within the United States as any Holder reasonably requests in writing, to keep each such registration or qualification (or exemption therefrom) effective during the effectiveness period of the Registration Statement and to do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of the Registrable Securities covered by a registration statement; provided, however, that the Company shall not be required to qualify generally to do business in any jurisdiction where it is not then so qualified or to take any action that would subject it to general service of process in any such jurisdiction where it is not then so subject or subject the Company to any material tax in any such jurisdiction where it is not then so subject.

                  (h) Cooperate with the Holders to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold pursuant to a registration statement, which certificates shall be free of all restrictive legends, and to enable such Registrable Securities to be in such denominations and registered in such names as any Holder may request at least two (2) Business Days prior to any sale of Registrable Securities.

                  (i) Upon the occurrence of any event contemplated by Section 3(b)(v), as promptly as practicable, prepare a supplement or amendment, including a post-effective amendment, to the registration statement or a supplement to the related Prospectus or any

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document incorporated or deemed to be incorporated therein by reference, and file any other required document so that, as thereafter delivered, neither the registration statement nor such Prospectus will contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                  (j) Use its best efforts to cause all Registrable Securities relating to such registration statement to be listed on each Exchange.

                  (k) Comply in all material respects with all applicable rules and regulations of the Commission and make generally available to its security holders earning statements satisfying the provisions of Section 11(a) of the Securities Act and Rule 158 not later than 45 days after the end of any 12-month period (or 90 days after the end of any 12-month period if such period is a fiscal year) commencing on the first day of the first fiscal quarter of the Company after the effective date of the registration statement, which statement shall conform to the requirements of Rule 158.

                  (l) Require each selling Holder to furnish to the Company information regarding such Holder and the distribution of such Registrable Securities as is required by law to be disclosed in the registration statement, and the Company may exclude from such registration the Registrable Securities of any such Holder who fails to furnish such information within a reasonable time prior to the filing of each registration statement, supplemented Prospectus and/or amended registration statement.

         4. Holder Obligations. In connection with the Company's registration obligations hereunder, each Holder:

                  (a) Covenants and agrees that it will not sell any Registrable Securities under the registration statement until it has received copies of the Prospectus as then amended or supplemented as contemplated in
Section 3(f) and notice from the Company that such registration statement and any post-effective amendments thereto have become effective as contemplated by
Section 3(b).

                  (b) Covenants and agrees that it and its officers, directors or Affiliates, if any, will comply with the prospectus delivery requirements of the Securities Act as applicable to them in connection with sales of Registrable Securities pursuant to the registration statement.

                  (c) Agrees by its acquisition of the Registrable Securities that, upon receipt of a notice from the Company of the occurrence of any event of the kind described in Section 3(b)(i), Section 3(b)(ii), Section 3(b)(iii) or
Section 3(b)(iv), such Holder will forthwith discontinue disposition of such Registrable Securities under the registration statement until such Holder's receipt of the copies of the supplemented Prospectus and/or amended registration statement contemplated by Section 3(i), or until it is advised in writing (the "Advice") by the Company that the use of the applicable Prospectus may be resumed, and, in either case, has received copies of any additional or supplemental filings that are incorporated or deemed to be incorporated by reference in such Prospectus or registration statement.

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         5.       Registration Expenses. All fees and expenses incident to the performance of or compliance with this Agreement by the Company shall be borne by the Company whether or not a registration statement is filed or becomes effective and whether or not any Registrable Securities are sold pursuant to the registration statement. The fees and expenses referred to in the foregoing sentence shall include, without limitation, (i) all registration and filing fees (including, without limitation, fees and expenses (A) with respect to filings required to be made with any Exchange on which Registrable Securities are required hereunder to be listed, (B) with respect to filings required to be made with the Commission, (C) with respect to filings required to be made under the rules of any Exchange and (D) in compliance with state securities or Blue Sky laws, (ii) printing expenses (including, without limitation, expenses of printing certificates for Registrable Securities and of printing prospectuses if the printing of prospectuses is requested by the holders of a majority of the securities included in the registration statement), (iii) messenger, telephone and delivery expenses, (iv) Securities Act liability insurance, if the Company so desires such insurance, and (v) fees and expenses of all other Persons retained by the Company in connection with the consummation of the transactions contemplated by this Agreement, including, without limitation, the Company's independent public accountants (including the expenses of any comfort letters or costs associated with the delivery by independent public accountants of a comfort letter or comfort letters) and legal counsel. In addition, the Company shall be responsible for all of its internal expenses incurred in connection with the consummation of the transactions contemplated by this Agreement (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit, the fees and expenses incurred in connection with the listing of the Registrable Securities on any securities exchange as required hereunder. Notwithstanding the foregoing, the Company shall not be responsible for the payment of (i) underwriting discounts or commissions.

         6.       Indemnification.

                  (a) Indemnification by the Company. The Company shall, notwithstanding any termination of this Agreement, indemnify and hold harmless each Holder, the officers, directors, agents, brokers (including brokers who offer and sell Registrable Securities as principal as a result of a pledge or any failure to perform under a margin call of Common Stock), investment advisors and employees of each of them, each Person who controls any such Holder (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange
Act) and the officers, directors, agents and employees of each such controlling Person, to the fullest extent permitted by applicable law, from and against any and all losses, claims, damages, liabilities, reasonable costs (including, without limitation, costs of preparation and reasonable attorneys' fees) and expenses (collectively, "Losses"), as incurred, arising out of or relating to any untrue or alleged untrue statement of a material fact contained in the registration statement, any Prospectus or any form of prospectus or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any Prospectus or form of prospectus or supplement thereto, in the light of the circumstances under which they were made) not misleading, except to the extent, but only to the extent, that such untrue statements or omissions are based solely upon information regarding such Holder furnished in writing to the Company by such Holder expressly for use therein, which information was reasonably relied on by the Company for use therein or to the extent that such information

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relates to such Holder or such Holder's proposed method of distribution of
Registrable Securities and was reviewed and expressly approved in writing by such Holder expressly for use in the registration statement, such Prospectus or such form of Prospectus or in any amendment or supplement thereto. The Company shall notify the Holders promptly of the institution, threat or assertion of any Proceeding of which the Company is aware in connection with the transactions contemplated by this Agreement. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of an Indemnified Party (as defined in Section 6(c) to this Agreement) and shall survive the transfer of the Registrable Securities by the Holders.

                  (b) Indemnification by Holders. Each Holder shall, severally and not jointly, indemnify and hold harmless the Company, the directors, officers, agents and employees, each Person who controls the Company (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, agents or employees of such controlling Persons, to the fullest extent permitted by applicable law, from and against all Losses, as incurred, arising solely out of or based solely upon any untrue statement of a material fact contained in the registration statement, any Prospectus, or any form of prospectus, or arising solely out of or based solely upon any omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any Prospectus or form of prospectus or supplement thereto, in the light of the circumstances under which they were made) not misleading, to the extent, but only to the extent, that such untrue statement or omission is contained in or omitted from any information so furnished in writing by such Holder to the Company specifically for inclusion in the registration statement or such Prospectus and that such information was reasonably relied upon by the Company for use in the registration statement, such Prospectus or such form of prospectus or to the extent that such information relates to such Holder or such Holder's proposed method of distribution of Registrable Securities and was reviewed and expressly approved in writing by such Holder expressly for use in the registration statement, such Prospectus or such form of Prospectus Supplement.

                  (c) Conduct of Indemnification Proceedings. If any Proceeding shall be brought or asserted against any Person entitled to indemnity hereunder (an "Indemnified Party"), such Indemnified Party promptly shall notify the Person from whom indemnity is sought (the "Indemnifying Party) in writing, and the Indemnifying Party shall assume the defense thereof, including the employment of counsel reasonably satisfactory to the Indemnified Party and the payment of all fees and expenses incurred in connection with defense thereof; provided, that the failure of any Indemnified Party to give such notice shall not relieve the Indemnifying Party of its obligations or liabilities pursuant to this Agreement, except (and only) to the extent that it shall be finally determined by a court of competent jurisdiction (which determination is not subject to appeal or further review) that such failure shall have proximately and materially adversely prejudiced the Indemnifying Party.

                  An Indemnified Party shall have the right to employ separate counsel in any such Proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party or Parties unless: (1) the Indemnifying Party has agreed in writing to pay such fees and expenses; or (2) the Indemnifying Party shall have failed promptly to assume the defense of such Proceeding and to employ counsel reasonably satisfactory to such Indemnified Party in any such Proceeding; or (3) the named parties to any such Proceeding (including any impleaded parties) include both such Indemnified Party and the

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Indemnifying Party, and such Indemnified Party shall have been advised by counsel that a conflict of interest is likely to exist if the same counsel were to represent such Indemnified Party and the Indemnifying Party (in which case, if such Indemnified Party notifies the Indemnifying Party in writing that it elects to employ separate counsel at the expense of the Indemnifying Party, the Indemnifying Party shall not have the right to assume the defense thereof and such counsel shall be at the expense of the Indemnifying Party). The Indemnifying Party shall not be liable for any settlement of any such Proceeding effected without its written consent, which consent shall not be unreasonably withheld. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement of any pending Proceeding in respect of which any Indemnified Party is a party, unless such settlement includes an unconditional release of such Indemnified Party from all liability on claims that are the subject matter of such Proceeding.

                  All fees and expenses of the Indemnified Party (including reasonable fees and expenses to the extent incurred in connection with investigating or preparing to defend such Proceeding in a manner not inconsistent with this Section) shall be paid to the Indemnified Party, as incurred, within ten (10) Business Days of written notice thereof to the Indemnifying Party (regardless of whether it is ultimately determined that an Indemnified Party is not entitled to indemnification hereunder; provided, that the Indemnifying Party may require such Indemnified Party to undertake to reimburse all such fees and expenses to the extent it is finally judicially determined that such Indemnified Party is not entitled to indemnification hereunder).

                  (d)  Contribution. If a claim for indemnification under
Section 6(a) or Section 6(b) is unavailable to an Indemnified Party because of a failure or refusal of a governmental authority to enforce such indemnification in accordance with its terms (by reason of public policy or otherwise), then each Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Losses, in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party and Indemnified Party in connection with the actions, statements or omissions that resulted in such Losses as well as any other relevant equitable considerations. The relative fault of such Indemnifying Party and Indemnified Party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission of a material fact, has been taken or made by, or relates to information supplied by, such Indemnifying, Party or Indemnified Party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action, statement or omission. The amount paid or payable by a party as a result of any Losses shall be deemed to include, subject to the limitations set forth in Section 6(c), any reasonable attorneys' or other reasonable fees or expenses incurred by such party in connection with any Proceeding to the extent such party would have been indemnified for such fees or expenses if the indemnification provided for in this Section 6 was available to such party in accordance with its terms.

                  The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 6(d) were determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to in the immediately preceding paragraph. No Person guilty of fraudulent misrepresentation (within the

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meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

                  The indemnity and contribution agreements contained in this Section are in addition to any liability that the Indemnifying Parties may have to the Indemnified Parties

         7. Rule 144. The Company covenants to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to
Section 13(a) or 15(d) of the Exchange Act and promptly to furnish the Holders with true and complete copies of all such filings. Upon the request of any Holder, the Company shall deliver to such Holder a written certification of a duly authorized officer as to whether it has complied with such requirements.

         8.       Miscellaneous.

                  (a) Remedies. In the event of a breach by the Company or by a Holder, of any of their obligations under this Agreement, each Holder or the Company, as the case may be, in addition to being entitled to exercise all rights granted by law and under this Agreement, including recovery of damages, will be entitled to specific performance of its rights under this Agreement. The Company and each Holder agree that monetary damages would not provide adequate compensation for any losses incurred by reason of a breach by it of any of the provisions of this Agreement and hereby further agrees that, in the event of any action for specific performance in respect of such breach, it shall waive the defense that a remedy at law would be adequate.

                  (b)  Specific Enforcement, Consent to Jurisdiction.

                       (i) The Company and the Holders acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement or the Purchase Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent or cure breaches of the provisions of this Agreement or the Purchase Agreement and to enforce specifically the terms and provisions hereof or thereof, this being in addition to any other remedy to which any of them may be entitled by law or equity.

                       (ii) Each of the Company and the Holders (i) hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts located in Memphis, Tennessee for the purposes of any suit, action or proceeding arising out of or relating to this Agreement or the Purchase Agreement and (ii) hereby waives, and agrees not to assert in any such suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such court, that the suit, action or proceeding is brought in an inconvenient forum or that the venue of the suit, action or proceeding is improper. Each of the Company and the Holders consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing in this
         Section 8(b) shall affect or limit any right to serve process in any other manner permitted by law.

                       (iii) If similar proceedings are instituted in courts located in New York City, New York the Holders (i) hereby irrevocably consent to the consolidation of proceedings in the state and federal courts located in New York City, New York for the purposes of any suit, action or proceeding arising out of or relating to this Agreement or the Purchase Agreement and (ii) hereby waive, and agree not to assert in any such suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such court, that the suit, action or proceeding is brought in an inconvenient forum or that the venue of the suit, action or proceeding is improper.

                  (c) Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the same shall be in writing and signed by the Company and each of the Holders. Notwithstanding the foregoing, a waiver or consent to depart from the provisions hereof with respect to a matter that relates exclusively to the rights of Holders and that does not directly or indirectly affect the rights of other Holders may be given by Holders of at least a majority of the Registrable Securities to which such waiver or consent relates; provided, however, that the provisions of this sentence may not be amended, modified, or supplemented except in accordance with the provisions of the immediately preceding sentence.

                  (d) Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earlier of (i) the Business Day following the date of deposit with a nationally recognized overnight courier service or (ii) actual receipt by the party to whom such notice is required to be given. The addresses for such communications shall be, with respect to each Holder, at its address as set forth in the stock transfer records of the Company, and with respect to the Company, addressed to:

                                  GTx, Inc.
                                  3 North Dunlap Street - 3rd Floor
                                  Van Vleet Building
                                  Memphis Tennessee 38163
                                  Attn: Dr. Mitch S. Steiner
                                  Fax No.: (901) 684-1344

or to such other address or addresses as any such party may most recently have designated in writing to the other parties hereto by such notice. Copies of notices to the Company shall be sent to Henry Doggrell, General Counsel, GTx, Inc. 3 North Dunlap Street - 3rd Floor Van Vleet, Building Memphis Tennessee 38163 Fax No.: (901) 684-1344. Copies of notices to the Purchaser shall be sent to Baker, Donelson, Bearman & Caldwell, 165 Madison Avenue, Memphis, Tennessee 38103, Attention: Ben Adams, Esq. Fax (901) 577-0714.

                  (e) Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns and shall inure to the benefit of each Holder and its successors and assigns. The Company may not assign this Agreement or any of its rights or obligations hereunder without the prior written consent of each Holder. Each Holder may assign its rights hereunder in the manner and to the Persons as permitted under the Purchase Agreement.

                  (f) Assignment of Registration Rights. The rights of each Holder hereunder, including the right to have the Company register for resale Registrable Securities in accordance with the terms of this Agreement, shall be automatically assignable by each Holder to any transferee of such Holder of all or a portion of the Purchaser Stock or the Registrable Securities if: (i) the Holder agrees in writing with the transferee or assignee to assign such rights, and a copy of such agreement is furnished to the Company within a reasonable time after such assignment, (ii) the Company is, within a reasonable time after such transfer or assignment, furnished with written notice of (a) the name and address of such transferee or assignee, and (b) the securities with respect to which such registration rights are being transferred or assigned, (iii) following such transfer or assignment the further disposition of such securities by the transferee or assignees is restricted under the Securities Act and applicable state securities laws, (iv) at or before the time the Company receives the written notice contemplated by clause (ii) of this Section 8(f), the transferee or assignee agrees in writing with the Company to be bound by all of the provisions of this Agreement, and (v) such transfer shall have been made in accordance with the applicable requirements of the Purchase Agreement. In addition, each Holder shall have the right to assign its rights hereunder to any other Person with the prior written consent of the Company, which consent shall not be unreasonably withheld. The rights to assignment shall apply to the Holders (and to subsequent) successors and assigns.

                  (g) Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and, all of which taken together shall constitute one and the same Agreement. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile signature were the original thereof.

                  (h) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Tennessee, without regard to principles of conflicts of law thereof. The courts of the state of Tennessee and the federal courts located in the County of Shelby, Tennessee, shall have exclusive jurisdiction with respect to any action or proceeding regarding this Agreement, and each party hereby consents to the jurisdiction of such courts and venue in the County of Shelby.

                  (i) Cumulative Remedies. The remedies provided herein are cumulative and not exclusive of any remedies provided by law.

                  (j) Severability. If any term, provision, covenant or restriction of this Agreement is held to be invalid, illegal, void or unenforceable in any respect, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

                  (k) Headings. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

                  (l) Shares Held by the Company and its Affiliates. Whenever the consent or approval of Holders of a specified percentage of Registrable Securities is required hereunder, Registrable Securities held by the Company or its Affiliates (other than any Holder or transferees or successors or assigns thereof if such Holder is deemed to be an Affiliate solely by reason of its holdings of such Registrable Securities) shall not be counted in determining whether such consent or approval was given by the Holders of such required percentage.

                  (m) Notice of Effectiveness. Within two (2) business days after the registration statement which includes the Registrable Securities is ordered effective by the Commission, the Company shall deliver, and shall cause legal counsel for the Company to deliver, to the transfer agent for such Registrable Securities (with copies to the Holders whose Registrable Securities are included in such registration statement) confirmation that the registration statement has been declared effective by the Commission in the form attached hereto as Exhibit A.

                  (n) Cancellation of Previous Registration Rights Agreements. This Agreement replaces any and all existing registration rights agreements between the Company and Purchaser (the "Previous Agreement"). The Company and the Purchaser agree that as of the date hereof, neither party has any existing liability or continuing obligation or right under any of the Previous Agreements.

                  (o) Termination. Upon the sale of all the Registrable Securities, the registration obligations of the Company under this Agreement shall automatically terminate.

                            [SIGNATURE PAGES FOLLOW]

         In witness whereof, the parties hereto have caused this Registration Rights Agreement to be duly executed by their respective authorized persons as of the date first indicated above.

GTx, INC.                                  MEMPHIS BIOMED VENTURES I, L.P., a
                                           Delaware limited Partnership

By:   /s/ Mitchell S. Steiner              By: MB VENTURE PARTNERS, LLC, a
    ___________________________________    Delaware limited liability company,
      Mitchell S. Steiner                  its General Partner
      Vice-Chairman and Chief Executive
      Officer

                                           By:    /s/ Gary D. Stevenson
                                               _________________________________
                                                  Gary D. Stevenson, President

                                    EXHIBIT A
                         FORM OF NOTICE OF EFFECTIVENESS
                            OF REGISTRATION STATEMENT

[Name and Address of Counsel]

                  Re:      GTx, Inc.

Dear [________]:

         We are counsel to GTx, Inc., a Tennessee corporation (the "Company"), and have represented the Company in connection with that certain purchase agreement (the "Purchase Agreement") dated as of ___________ __, 2003 by and among the Company and the purchaser named therein (the "Holder," which term includes its successors and assigns) pursuant to which the Company issued to the Holder its Series D 8% Cumulative Convertible Preferred Stock, which is convertible into shares of the Company's common stock, no par value (the "Common Stock"). Pursuant to the Purchase Agreement, the Company has also entered into a Registration Rights Agreement with the Holders (the "Registration Rights Agreement") pursuant to which the Company agreed, among other things, to register the Registrable Securities (as defined in the Registration Rights Agreement) under the Securities Act of 1933, as amended (the "1933 Act"). In connection with the Company's obligations under the Registration Rights Agreement, on ____________ ___, 200_, the Company filed a registration statement on Form [S-1] (File No. 333-_____________) (the "Registration Statement") with the Securities and Exchange Commission (the "SEC") relating to the Registrable Securities which names each of the Holders as a selling stockholder thereunder.

         In connection with the foregoing, we advise you that a member of the SEC's staff has advised us by telephone that the SEC has entered an order declaring the Registration Statement effective under the 1933 Act at [ENTER TIME OF EFFECTIVENESS] on [ENTER DATE OF EFFECTIVENESS] and we have no knowledge, after telephonic inquiry of a member of the SEC's staff, that any stop order suspending its effectiveness has been issued or that any proceedings for that purpose are pending before, or threatened by, the SEC and the Registrable Securities are available for resale under the 1933 Act pursuant to the Registration Statement.

                                           Very truly yours,

                                           By:______________________________

cc:      [LIST NAMES OF HOLDERS]

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